EXHIBIT 10.49

FIRST AMENDMENT TO LOAN AGREEMENT AND NOTE, WAIVER AND CONSENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT AND NOTE, WAIVER AND CONSENT (this “First Amendment”) is made and entered into as of April 28, 2005, by and among AESP, INC., a Florida corporation (“AESP”), SLAV STEIN (“STEIN”), ROMAN BRISKIN (“BRISKIN”) (collectively, the “Borrowers”), and BENDES INVESTMENT LTD, a Hong Kong Limited (“BENDES”), as Lender (the “Lender”)

WITNESSETH:

     WHEREAS, the Borrowers and Lender are party to that certain Loan Agreement (“Loan Agreement”) and Secured Promissory Note (“Promissory Note”) dated as of April 16, 2004, the loan amount (as defined in the Loan Agreement) thereunder being Six Hundred Thirty One Thousand Dollars ($631,000);

     WHEREAS, the Borrowers have requested an extension of the due date for the Loan Agreement and Promissory Note until October 27, 2005;

     WHEREAS, subject to the terms and conditions of this First Amendment, the Lender is willing to extend the due date of the Loan Agreement and Promissory Note until October 27, 2005;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Borrower and Lender agree as follows:

TERMS:

     1. Defined Terms. Capitalized but undefined terms herein shall have the meanings given to them in the Loan Agreement.

     2. Amendments to Loan Agreement. The Loan Agreement is amended as follows:

          2.1 The tenth Recital is amended and restated as follows:

     “WHEREAS, this Loan Agreement, the Bendes Promissory Note, the Bendes Security Agreement, the Bendes Guaranty, and the First Amendment, shall collectively be referred to as the “TRANSACTION DOCUMENTS”;

          2.2 The final sentence of Section 2 of the Loan Agreement is amended and restated as follows:

          “The entire principal balance of the Bendes loan together with accrued but unpaid interest and such other amounts payable by AESP to Bendes under the Bendes Promissory Note shall be due and payable on or before October 27, 2005, and shall otherwise be payable in accordance with the terms and subject to the conditions set forth in the Bendes Promissory Note”

     3. Amendment to Promissory Note. The Promissory Note is amended as follows:

          3.1 The first sentence of Section 2 of the Promissory Note is amended and restated as follows:

          “The full principal amount of this Note shall be due and payable on October 27, 2005, but if the date that such payment is due is not on a business day, then payment shall be due on the next following business day”

     4. Reaffirmation. Each of the Borrowers hereby reaffirms all covenants, representations, and warranties made by it, and all Obligations owed by it, pursuant to the Loan Agreement and Promissory Note (to the extent the same are not amended herein) to which it is a party and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the date this First Amendment becomes effective (unless a representation and warranty is stated to be given on and as of a specific date, in which case such representation and warranty shall be true, correct, and complete as of such date, except to the extent, if any, amended hereby).

     5. Limited Waiver and Consent. The Lender hereby waives its rights with respect to (and solely with respect to) the Event of Default under the Security Agreement arising by reason of the Borrowers having granted a second priority security interest in its goods and inventory to Chao Jui Hsia pursuant to that certain Promissory Note dated November 22, 2004 (the “Chao Note”). The Lender also consents to the Chao Note.

     6. Reference to and Effect on the Loan Agreement and Promissory Note. Except as specifically amended or agreed to herein, the Loan Agreement, Promissory Note, the Bendes Security Agreement, the Bendes Guaranty and any other agreement or document executed in connection with the Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

     7. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same document. Delivery of an executed counterpart of the First Amendment by facsimile shall have the same effect as delivery of a manually executed counterpart of this First Amendment.

     8. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

     9. Headings. Section headings in this First Amendment are included herein for the convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

     10. Release of Claims. To induce Bendes to enter into this agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers hereby release, discharge, and acquit forever Bendes and its officers, trustees, agents, employees, and counsel (in each case, past, present, or future) from any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, cost, or expenses (including court costs, penalties, attorneys’ fees and disbursements and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, underwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise, with respect to the Loan Agreement and the other Transaction Documents and the transactions arising or contemplated hereunder, existing as of or arising on or prior to the Effective Date.

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     IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AESP, INC., as Borrower

By /s/ Roman Briskin

SLAV STEIN, as Borrower

By: /s/ Slav Stein

Slav Stein

ROMAN BRISKIN, as Borrower

By: /s/ Roman Briskin

Roman Briskin

BENDES INVESTMENT LTD, as Lender

By: /s/ Dr. Matthias W. Rickenbach